SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                 July 20, 1998
                Date of Report (Date of Earliest Event Reported)


                         Stratford American Corporation
             (Exact Name of Registrant as Specified in its Charter)


                                    Arizona
                 (State or Other Jurisdiction of Incorporation)

                     0-17108                         86-0608035
             (Commission file Number)            (I.R.S. Employer
                                                Identification No.)


2400 E. Arizona Biltmore Circle, Building 2, Suite 1270,
                    Phoenix, Arizona                               85016
         (Address of Principal Executive Offices)                (Zip Code)


                                 (602) 956-7809
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events

         Stratford American Corporation (the "Company") effected a 15-to-1 reverse split of its Common Stock on July 20, 1998. The split was approved by the Company's shareholders on July 8, 1998.

         As a result of the reverse split, each fifteen (15) shares of Stratford's Common Stock issued as of July 20, 1998 have been automatically changed and reclassified into one (1) share of Stratford's post-split Common Stock. Fractional interests resulting from the split will be rounded up to the nearest whole share.

                                    EXHIBITS

99.1     -     Press Release dated July 17, 1998

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date: July 20, 1998.

                                     STRATFORD AMERICAN CORPORATION


                                     By:   /s/ Timothy A. Laos
                                          -----------------------------------
                                          Timothy A. Laos, Vice President, Chief
                                          Financial Officer and Secretary